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                    TRANS WORLD ENTERTAINMENT CORPORATION

                            **** NEWS RELEASE ****
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            MWW/Strategic Communications, Inc.
            Public Relations (201) 507-9500
            Media Contact:      Michael Kempner - mkempner@mww.com
                                Rob Swadosh - rswadosh@mww.com
            Investor Contact:   Robert Ferris - rferris@mww.com

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

    TRANS WORLD ENTERTAINMENT SIGNS LETTER OF INTENT TO
    ACQUIRE STRAWBERRIES INC.

    Albany, NY, August 4, 1997 -- Trans World Entertainment Corporation (Nasdaq National Market: TWMC) today announced that it signed a letter of intent to acquire substantially all of the assets of Strawberries Inc., a privately-held retailer of pre-recorded music and video based in Milford, MA. Strawberries operates 118 freestanding and strip center locations primarily located in the New England and Washington, DC markets. Final closing of the acquisition is subject to the approval of the U.S. District Court, the Boards of Trans World Entertainment and Strawberries as well as further due diligence and signing of a definitive agreement. Robert J. Higgins, Chairman, Chief Executive Officer and President of Trans World commented, "The acquisition of Strawberries, with its concentrated non-mall store format, offers Trans World additional opportunities to add value to our existing portfolio of stores, enhance overall operating performance and further strengthen our position within the industry." Trans World Entertainment operates 468 retail stores in malls, freestanding and strip center locations under several names, including Record Town, Coconuts Music and Movies, Saturday Matinee and F.Y.E.

Certain statements in this report set forth management's intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses. Actual results may differ materially from those indicated in such statements. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.

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